Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

Fourth Quarter Highlights:

•GAAP net income of $0.32 and distributable earnings of $0.40, per diluted common share1
•Declares cash dividend on common stock of $0.43 per share
•Agency loan originations of $1.38 billion and a servicing portfolio of ~$33.47 billion
•Structured loan originations of $684.3 million, runoff of $900.6 million, and a portfolio of ~$11.30 billion
•Issued $100.0 million of 9.00% senior notes due 2027
Full Year Highlights:

•GAAP net income of $1.18 and distributable earnings of $1.74 per diluted common share1
•Agency servicing portfolio growth of 8% from loan originations of $4.47 billion
•Successfully delevered the Company 30% from a peak debt to equity ratio of 4:1 in 2023, to 2.8:1 at December 31, 20242
•Structured portfolio reduction of 10% with $2.48 billion of multifamily loan runoff, $1.58 billion of which was recaptured into new agency loan originations
•Redeemed $200.0 million of our senior notes

Uniondale, NY, February 21, 2025 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the fourth quarter ended December 31, 2024. Arbor reported net income for the quarter of $59.8 million, or $0.32 per diluted common share, compared to net income of $91.7 million, or $0.48 per diluted common share for the quarter ended December 31, 2023. Net income for the year was $223.3 million, or $1.18 per diluted common share, compared to $330.1 million, or $1.75 per diluted common share for the year ended December 31, 2023. Distributable earnings for the quarter was $81.6 million, or $0.40 per diluted common share, compared to $104.1 million, or $0.51 per diluted common share for the quarter ended December 31, 2023. Distributable earnings for the year was $358.0 million, or $1.74 per diluted common share, compared to $452.5 million, or $2.25 per diluted common share for the year ended December 31, 2023. 1

Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

February 21, 2025	Page 2

Agency Business
Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended		Year Ended
	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Fannie Mae	$556,676	$616,211	$2,374,040	$3,773,532
Freddie Mac	675,244	378,809	1,770,976	756,827
Private Label	27,650	74,162	151,936	299,934
FHA	119,050	27,457	146,507	257,199
SFR - Fixed Rate	—	—	27,314	19,328
Total Originations	$1,378,620	$1,096,639	$4,470,773	$5,106,820

Total Loan Sales	$1,270,048	$1,118,977	$4,609,686	$4,889,199

Total Loan Commitments	$1,353,527	$1,056,490	$4,443,972	$5,207,148
For the quarter ended December 31, 2024, the Agency Business generated revenues of $78.7 million, compared to $77.4 million for the third quarter of 2024. Gain on sales, including fee-based services, net on the Agency business was $22.2 million for the quarter, reflecting a margin of 1.75%, compared to $18.6 million and 1.67% for the third quarter of 2024. Income from mortgage servicing rights was $13.3 million for the quarter, reflecting a rate of 0.99% as a percentage of loan commitments, compared to $13.2 million and 1.25% for the third quarter of 2024.
At December 31, 2024, loans held-for-sale was $435.8 million, with financing associated with these loans totaling $422.7 million.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

February 21, 2025	Page 3

Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $33.47 billion at December 31, 2024. Servicing revenue, net was $33.3 million for the quarter and consisted of servicing revenue of $50.9 million, net of amortization of mortgage servicing rights totaling $17.6 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	December 31, 2024			September 30, 2024			December 31, 2023
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$22,730,056	46.4	6.4	$22,526,022	46.6	6.6	$21,264,578	47.4	7.4
Freddie Mac	6,077,020	21.5	6.8	5,820,026	21.9	7.1	5,181,933	24.0	8.5
Private Label	2,605,980	18.7	5.5	2,619,485	18.7	5.8	2,510,449	19.5	6.7
FHA	1,506,948	14.1	19.2	1,390,766	14.2	18.9	1,359,624	14.4	19.2
Bridge	278,494	10.4	3.0	380,379	10.9	3.0	379,425	10.9	3.2
SFR-Fixed Rate	271,859	20.1	4.4	275,081	20.1	4.6	287,446	20.1	5.1
Total	$33,470,357	37.8	6.9	$33,011,759	38.0	7.1	$30,983,455	39.1	8.0
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $34.8 million for the fair value of the guarantee obligation undertaken at December 31, 2024. The Company recorded a $4.0 million total provision for loss sharing associated with CECL for the fourth quarter of 2024. At December 31, 2024, the Company’s total CECL allowance for loss-sharing obligations was $48.3 million, representing 0.21% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

February 21, 2025	Page 4

Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended				Year Ended
	December 31, 2024		September 30, 2024		December 31, 2024		December 31, 2023
	UPB	%	UPB	%	UPB	%	UPB	%
Bridge:
Multifamily	$371,250	54%	$14,500	6%	$444,635	31%	$415,330	42%
SFR	273,087	40%	239,064	92%	869,141	61%	524,060	54%
Land	—	—	—	—	10,350	1%	—	—
	644,337	94%	253,564	98%	1,324,126	93%	939,390	96%

Mezzanine / Preferred Equity	35,592	5%	4,900	2%	97,305	7%	43,953	4%
Construction - Multifamily	4,368	1%	—	—	4,368	—	—	—
Total Originations	$684,297	100%	$258,464	100%	$1,425,799	100%	$983,343	100%

Number of Loans Originated	28		38		170		150

Commitments:
SFR	$375,894		$374,070		$1,438,841		$1,150,687
Construction - Multifamily	54,000		47,000		101,000		—
Total Commitments	$429,894		$421,070		$1,539,841		$1,150,687

Loan Runoff	$900,583		$521,341		$2,691,583		$3,354,055

	Structured Portfolio ($ in thousands)
	December 31, 2024		September 30, 2024		December 31, 2023
	UPB	%	UPB	%	UPB	%
Bridge:
Multifamily	$8,725,429	76%	$9,208,954	80%	$10,789,936	86%
SFR	1,993,890	18%	1,783,475	15%	1,316,803	10%
Other	173,787	2%	176,855	2%	166,505	1%
	10,893,106	96%	11,169,284	97%	12,273,244	97%

Mezzanine/Preferred Equity	404,401	3%	393,168	3%	334,198	3%
Construction - Multifamily	4,367	<1%	—	—	—	—
SFR Permanent	3,082	<1%	3,086	<1%	7,564	<1%
Total Portfolio	$11,304,956	100%	$11,565,538	100%	$12,615,006	100%
At December 31, 2024, the loan and investment portfolio’s unpaid principal balance ("UPB"), excluding loan loss reserves, was $11.30 billion, with a weighted average current interest pay rate of 6.90%, compared to $11.57 billion and 7.25% at September 30, 2024. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 7.80% at December 31, 2024, compared to 8.16% at September 30, 2024. The decrease in pay rate was primarily due to an decrease in the SOFR rate in the fourth quarter of 2024.
The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2024, excluding loan loss reserves, was $11.46 billion with a weighted average yield of 8.52%,

Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

February 21, 2025	Page 5

compared to $11.80 billion and 9.04% for the third quarter of 2024. The decrease in yield was primarily due to an decrease in the SOFR rate in the fourth quarter of 2024.
During the fourth quarter of 2024, the Company recorded a $3.4 million provision for loan losses associated with CECL, which was net of $5.5 million of net recoveries related to real estate loan foreclosures. At December 31, 2024, the Company’s total allowance for loan losses was $239.0 million. The Company had twenty-six non-performing loans with a UPB of $651.8 million, before related loan loss reserves of $23.8 million, compared to twenty-six loans with a UPB of $625.4 million, before loan loss reserves of $37.3 million at September 30, 2024.
In addition, at December 31, 2024, the Company had nine loans with a total UPB of $167.4 million (before related loan loss reserves of $5.0 million) that were less than 60 days past due, compared to ten loans with a total UPB of $319.2 million at September 30, 2024. Interest income on these loans is only being recorded to the extent cash is received.
During the fourth quarter of 2024, the Company modified fifteen loans with a total UPB of $466.6 million, the vast majority of which had borrowers investing additional capital to recapitalize their deals. Seven of these loans with a total UPB of $206.3 million contained interest rates based on pricing over SOFR ranging from 3.25% to 4.75% and were modified to provide temporary rate relief through a pay and accrual feature. At December 31, 2024, these modified loans had a weighted average pay rate of 5.51% and a weighted average accrual rate of 2.32%. In addition, of the total modified loans for the fourth quarter, $123.5 million were less than 60 days past due and $15.0 million were non-performing at September 30, 2024, and are now current in accordance with their modified terms.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2024 was $9.54 billion with a weighted average interest rate including fees of 6.88% as compared to $9.97 billion and a rate of 7.18% at September 30, 2024.
The average balance of debt that finances the Company’s loan and investment portfolio for the fourth quarter of 2024 was $9.67 billion, as compared to $10.09 billion for the third quarter of 2024. The average cost of borrowings for the fourth quarter of 2024 was 7.10%, compared to 7.58% for the third quarter of 2024. The decrease in average cost was primarily due to an decrease in the SOFR rate in the fourth quarter of 2024.
The Company issued $100.0 million of its 9.00% senior unsecured notes due October 2027 through a private offering. The net proceeds of this offering were used to pay down debt and for general corporate purposes.
Dividend
The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.43 per share of common stock for the quarter ended December 31, 2024. The dividend is payable on March 21, 2025 to common stockholders of record on March 7, 2025.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

February 21, 2025	Page 6

Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 579-2543 for domestic callers and (785) 424-1789 for international callers. Please use participant passcode ABRQ424 when prompted by the operator.
A telephonic replay of the call will be available until February 28, 2025. The replay dial-in numbers are (800) 839-0866 for domestic callers and (402) 220-0662 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2024 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

February 21, 2025	Page 7

2.Debt to equity ratio reflects junior subordinated notes as equity.

Contact:	Arbor Realty Trust, Inc. Investor Relations 516-506-4200 InvestorRelations@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

February 21, 2025	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income
($ in thousands—except share and per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)
Interest income	$262,871	$331,060	$1,167,872	$1,331,219
Interest expense	180,002	227,479	804,615	903,228
Net interest income	82,869	103,581	363,257	427,991

Other revenue:
Gain on sales, including fee-based services, net	22,180	16,727	74,932	72,522
Mortgage servicing rights	13,344	21,144	51,272	69,912
Servicing revenue, net	33,319	33,073	125,896	130,449
Property operating income	2,705	1,447	7,226	5,708
(Loss) gain on derivative instruments, net	(3,833)	10,345	(8,543)	6,763
Other income, net	1,129	2,571	8,083	7,667
Total other revenue	68,844	85,307	258,866	293,021

Other expenses:
Employee compensation and benefits	46,283	36,270	181,694	159,788
Selling and administrative	15,034	12,686	54,931	51,260
Property operating expenses	2,446	1,670	7,394	5,897
Depreciation and amortization	2,617	2,446	9,555	9,743
Provision for loss sharing (net of recoveries)	3,996	3,168	11,782	15,695
Provision for credit losses (net of recoveries)	3,641	18,399	68,543	73,446
Total other expenses	74,017	74,639	333,899	315,829

Income before extinguishment of debt, gain on real estate, (loss) income from equity affiliates, and income taxes	77,696	114,249	288,224	405,183
Loss on extinguishment of debt	—	—	(412)	(1,561)
Gain on real estate	—	—	3,813	—
(Loss) income from equity affiliates	(1,616)	3,586	5,772	24,281
Provision for income taxes	(752)	(7,911)	(13,478)	(27,347)

Net income	75,328	109,924	283,919	400,556

Preferred stock dividends	10,342	10,342	41,369	41,369
Net income attributable to noncontrolling interest	5,160	7,923	19,278	29,122
Net income attributable to common stockholders	$59,826	$91,659	$223,272	$330,065

Basic earnings per common share	$0.32	$0.49	$1.18	$1.79
Diluted earnings per common share	$0.32	$0.48	$1.18	$1.75

Weighted average shares outstanding:
Basic	188,924,182	188,503,682	188,701,149	184,641,642
Diluted	205,759,307	222,861,214	205,526,610	218,843,613

Dividends declared per common share	$0.43	$0.43	$1.72	$1.68

Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

February 21, 2025	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	December 31, 2024	December 31, 2023
Assets:
Cash and cash equivalents	$503,803	$928,974
Restricted cash	156,376	608,233
Loans and investments, net (allowance for credit losses of $238,967 and $195,664)	11,033,997	12,377,806
Loans held-for-sale, net	435,759	551,707
Capitalized mortgage servicing rights, net	368,678	391,254
Securities held-to-maturity, net (allowance for credit losses of $10,846 and $6,256)	157,154	155,279
Investments in equity affiliates	76,312	79,303
Real estate owned, net	176,543	86,991
Due from related party	12,792	64,421
Goodwill and other intangible assets	88,119	91,378
Other assets	481,448	403,290
Total assets	$13,490,981	$15,738,636

Liabilities and Equity:
Credit and repurchase facilities	$3,559,490	$3,237,827
Securitized debt	4,622,489	6,935,010
Senior unsecured notes	1,236,147	1,333,968
Convertible senior unsecured notes	285,853	283,118
Junior subordinated notes to subsidiary trust issuing preferred securities	144,686	143,896
Mortgage notes payable - real estate owned	74,897	44,339
Due to related party	4,474	13,799
Due to borrowers	47,627	121,707
Allowance for loss-sharing obligations	83,150	71,634
Other liabilities	280,198	298,733
Total liabilities	10,339,011	12,484,031

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,684	633,684
Special voting preferred - 16,293,589 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 189,259,435 and 188,505,264 shares issued and outstanding	1,893	1,885
Additional paid-in capital	2,375,469	2,367,188
Retained earnings	13,039	115,216
Total Arbor Realty Trust, Inc. stockholders’ equity	3,024,085	3,117,973

Noncontrolling interest	127,885	136,632
Total equity	3,151,970	3,254,605

Total liabilities and equity	$13,490,981	$15,738,636

Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

February 21, 2025	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Income Segment Information - (Unaudited)
(in thousands)

	Quarter Ended December 31, 2024
	Structured Business	Agency Business	Other(1)	Consolidated
Interest income	$248,696	$14,175	$—	$262,871
Interest expense	173,061	6,941	—	180,002
Net interest income	75,635	7,234	—	82,869

Other revenue:
Gain on sales, including fee-based services, net	—	22,180	—	22,180
Mortgage servicing rights	—	13,344	—	13,344
Servicing revenue	—	50,924	—	50,924
Amortization of MSRs	—	(17,605)	—	(17,605)
Property operating income	2,705	—	—	2,705
Loss on derivative instruments, net	—	(3,833)	—	(3,833)
Other income (loss), net	1,617	(488)	—	1,129
Total other revenue	4,322	64,522	—	68,844

Other expenses:
Employee compensation and benefits	16,064	30,219	—	46,283
Selling and administrative	7,953	7,081	—	15,034
Property operating expenses	2,446	—	—	2,446
Depreciation and amortization	2,226	391	—	2,617
Provision for loss sharing (net of recoveries)	—	3,996	—	3,996
Provision for credit losses (net of recoveries)	3,359	282	—	3,641
Total other expenses	32,048	41,969	—	74,017

Income before loss from equity affiliates and income taxes	47,909	29,787	—	77,696

Loss from equity affiliates	(1,616)	—	—	(1,616)
Benefit from (provision for) income taxes	726	(1,478)	—	(752)

Net income	47,019	28,309	—	75,328

Preferred stock dividends	10,342	—	—	10,342
Net income attributable to noncontrolling interest	—	—	5,160	5,160
Net income attributable to common stockholders	$36,677	$28,309	$(5,160)	$59,826
(1)Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

February 21, 2025	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
(in thousands)

	December 31, 2024
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$58,188	$445,615	$503,803
Restricted cash	134,320	22,056	156,376
Loans and investments, net	11,033,997	—	11,033,997
Loans held-for-sale, net	—	435,759	435,759
Capitalized mortgage servicing rights, net	—	368,678	368,678
Securities held-to-maturity, net	—	157,154	157,154
Investments in equity affiliates	76,312	—	76,312
Real estate owned, net	176,543	—	176,543
Goodwill and other intangible assets	12,500	75,619	88,119
Other assets and due from related party	415,310	78,930	494,240
Total assets	$11,907,170	$1,583,811	$13,490,981

Liabilities:
Debt obligations	$9,500,901	$422,661	$9,923,562
Allowance for loss-sharing obligations	—	83,150	83,150
Other liabilities and due to related party	244,948	87,351	332,299
Total liabilities	$9,745,849	$593,162	$10,339,011

Arbor Realty Trust Reports Fourth Quarter and Full Year 2024 Results and Declares Dividend of $0.43 per Share

February 21, 2025	Page 12

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income attributable to common stockholders	$59,826	$91,659	$223,272	$330,065

Adjustments:
Net income attributable to noncontrolling interest	5,160	7,923	19,278	29,122
Income from mortgage servicing rights	(13,344)	(21,144)	(51,272)	(69,912)
Deferred tax benefit	(2,691)	(719)	(11,613)	(7,349)
Amortization and write-offs of MSRs	20,194	19,145	76,922	77,829
Depreciation and amortization	3,238	4,115	12,040	16,425
Loss on extinguishment of debt	—	—	412	1,561
Provision for credit losses, net	2,199	11,206	65,537	68,642
Loss (gain) on derivative instruments, net	4,535	(10,880)	9,212	(8,844)
Stock-based compensation	2,485	2,799	14,232	14,940
Distributable earnings (1)	$81,602	$104,104	$358,020	$452,479

Diluted distributable earnings per share (1)	$0.40	$0.51	$1.74	$2.25

Diluted weighted average shares outstanding (1) (2)	205,759,307	205,498,651	205,526,610	201,549,221
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
(2)The diluted weighted average shares outstanding exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.
The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.
The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.
Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.